Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Fourth quarter GAAP net income (loss) of $(10.7) million or $(0.20) per diluted common share and
Distributable Earnings (Loss)(1) of $(8.3) million or $(0.15) per diluted common share

Full year GAAP net income (loss) of $(35.0) million or $(0.64) per diluted common share and
Distributable Earnings (Loss)(1) of $(44.6) million or $(0.82) per diluted common share

- Subsequent to the year ended December 31, 2024 -

Declared first quarter 2025 dividend of $0.15 per common share

Collected $166 million in repayments resulting in available capital of over $200 million(2)

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company primarily engaged in directly originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income (loss) of $(10.7) million or $(0.20) per diluted common share and Distributable Earnings (Loss)(1) of $(8.3) million or $(0.15) per diluted common share for the fourth quarter of 2024. The Company reported GAAP net income (loss) of $(35.0) million or $(0.64) per diluted common share and Distributable Earnings (Loss)(1) of $(44.6) million or $(0.82) per diluted common share for full year 2024.

“Utilizing the capabilities of our broader real estate platform along with higher levels of liquidity and lower amounts of financial leverage, we made significant progress in 2024 resolving our risk rated 4 and 5 loans, which declined 34% year over year,” said Bryan Donohoe, Chief Executive Officer of Ares Commercial Real Estate Corporation. “In 2025, we remain squarely focused on further addressing our remaining underperforming loans and REOs and have elected to lower our quarterly dividend to $0.15 per share as our earnings during the year are expected to be impacted by our more flexible balance sheet position.”

“Since year-end 2024, we have collected $166 million of additional repayments further bolstering our liquidity position and available capital to more than $200 million, an increase of 66% since the end of the third quarter,” said Jeff Gonzales, Chief Financial Officer of Ares Commercial Real Estate Corporation. “The acceleration of these loan repayments gives us further balance sheet flexibility and additional liquidity, which we believe will allow us to address underperforming loans more quickly and with more favorable outcomes.”
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(1) Distributable Earnings (Loss) is a non-GAAP financial measure. Refer to Schedule I for the definition and reconciliation of Distributable Earnings (Loss).
(2) As of February 10, 2025, includes $139 million of cash and approximately $62 million of available financing proceeds under the CNB Facility and Morgan Stanley Facility. The amount immediately available under the CNB Facility at any given time can fluctuate based on the fair value of the collateral in the borrowing base that secures the CNB Facility. As of February 10, 2025, there was approximately $42 million immediately available under the CNB Facility based on the fair value of the collateral in the borrowing base at such time. The amount immediately available under the CNB Facility may be increased to up to $75 million by the pledge of additional collateral into the borrowing base in accordance with the CNB Facility agreement.

COMMON STOCK DIVIDEND

On November 7, 2024, the Board of Directors of the Company declared a regular cash dividend of $0.25 per common share for the fourth quarter of 2024. The fourth quarter 2024 dividend was paid on January 15, 2025 to common stockholders of record as of December 31, 2024.

On February 12, 2025, the Board of Directors of the Company declared a regular cash dividend of $0.15 per common share for the first quarter of 2025. The first quarter 2025 dividend will be payable on April 15, 2025 to common stockholders of record as of March 31, 2025.

ADDITIONAL INFORMATION

The Company issued a presentation of its fourth quarter and full year 2024 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Fourth Quarter and Full Year 2024 Earnings Presentation.” The Company also filed its Annual Report on Form 10-K for the year ended December 31, 2024 with the U.S. Securities and Exchange Commission on February 12, 2025.

CONFERENCE CALL AND WEBCAST INFORMATION

On Wednesday, February 12, 2025, the Company invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) to discuss its fourth quarter and full year 2024 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (800) 225-9448. International callers can access the conference call by dialing +1 (203) 518-9708. Please provide passcode ACREQ424. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 12, 2025 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (800) 839-2382 and to international callers by dialing +1 (402) 220-7201. An archived replay will also be available through March 12, 2025 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation (the “Company”) is a specialty finance company primarily engaged in directly originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements relate to future events or the Company’s future performance or financial condition and include, but are not limited to, statements about the resolution of underperforming loans, liquidity management, reduction or increase of CECL reserve, reduction or increase of available borrowings, the industry and the loan market. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including global economic trends and economic conditions, including high inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates and currency fluctuations, changes in interest rates, credit spreads and the market value of the Company’s investments, the Company's business and investment strategy, the Company's projected operating results, the return or impact of current and future investments, access to the financing and debt markets, the demand for commercial real estate loans, rates of prepayments on the Company’s mortgage loans and the effect on the Company’s business of such prepayments, availability of investment opportunities in mortgage-related and real estate-related investments and securities, the ability of Ares Commercial Real Estate Management LLC (“ACREM” or our “Manager”) to locate suitable investments for the Company, monitor, service and administer the Company’s investments and execute its investment strategy, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K, filed with the SEC on February 12, 2025. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$63,799	$110,459
Restricted cash ($2,495 related to consolidated VIEs as of December 31, 2024)	2,495	—
Loans held for investment ($551,955 and $892,166 related to consolidated VIEs, respectively)	1,656,688	2,126,524
Current expected credit loss reserve	(136,224)	(159,885)
Loans held for investment, net of current expected credit loss reserve	1,520,464	1,966,639
Loans held for sale ($38,981 related to consolidated VIEs as of December 31, 2023)	—	38,981
Investment in available-for-sale debt securities, at fair value	8,684	28,060
Real estate owned held for investment, net ($58,844 related to consolidated VIEs as of December 31, 2024)	139,032	83,284
Other assets ($1,991 and $3,690 of interest receivable related to consolidated VIEs, respectively; $32,002 of other receivables related to consolidated VIEs as of December 31, 2023)	16,732	52,354
Total assets	$1,751,206	$2,279,777
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$588,468	$639,817
Notes payable	—	104,662
Secured term loan	128,062	149,393
Collateralized loan obligation securitization debt (consolidated VIEs)	455,839	723,117
Due to affiliate	3,790	4,135
Dividends payable	13,924	18,220
Other liabilities ($1,309 and $2,263 of interest payable related to consolidated VIEs, respectively)	20,991	14,584
Total liabilities	1,211,074	1,653,928
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at December 31, 2024 and 2023 and 54,542,178 and 54,149,225 shares issued and outstanding at December 31, 2024 and 2023, respectively	532	532
Additional paid-in capital	816,923	812,184
Accumulated other comprehensive income (loss)	37	153
Accumulated earnings (deficit)	(277,360)	(187,020)
Total stockholders' equity	540,132	625,849
Total liabilities and stockholders' equity	$1,751,206	$2,279,777

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the Three Months Ended December 31, 2024	For the Year Ended December 31, 2024
Revenue:
Interest income	$33,492	$157,717
Interest expense	(22,282)	(105,985)
Net interest margin	11,210	51,732
Revenue from real estate owned	6,299	17,918
Total revenue	17,509	69,650
Expenses:
Management and incentive fees to affiliate	2,571	10,685
Professional fees	663	2,634
General and administrative expenses	1,844	7,822
General and administrative expenses reimbursed to affiliate	545	3,825
Expenses from real estate owned	5,538	12,964
Total expenses	11,161	37,930
Provision for (reversal of) current expected credit losses, net	(970)	(18,152)
Realized losses on loans	15,712	83,591
Change in unrealized losses on loans held for sale	—	(995)
Realized (gain) loss on sale of real estate owned	2,287	2,287
Income (loss) before income taxes	(10,681)	(35,011)
Income tax expense (benefit), including excise tax	(17)	(18)
Net income (loss) attributable to common stockholders	$(10,664)	$(34,993)
Earnings (loss) per common share:
Basic earnings (loss) per common share	$(0.20)	$(0.64)
Diluted earnings (loss) per common share	$(0.20)	$(0.64)
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	54,498,051	54,446,368
Diluted weighted average shares of common stock outstanding	54,498,051	54,446,368
Dividends declared per share of common stock(1)	$0.25	$1.00

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I
Reconciliation of Net Income (Loss) to Non-GAAP Distributable Earnings (Loss)

Distributable Earnings (Loss) is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings (Loss) provides useful information to investors regarding the Company’s ability to pay dividends, which is one of the principal reasons the Company believes investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings (Loss) is defined as net income (loss) attributable to common stockholders computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s Manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings (Loss). Distributable Earnings (Loss) is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings (Loss) is set forth in the table below for the three months and year ended December 31, 2024 ($ in thousands):

	For the Three Months Ended December 31, 2024	For the Year Ended December 31, 2024
Net income (loss) attributable to common stockholders	$(10,664)	$(34,993)
Stock-based compensation	1,122	4,739
Incentive fees to affiliate	—	—
Depreciation and amortization of real estate owned	2,238	4,760
Provision for (reversal of) current expected credit losses, net	(970)	(18,152)
Change in unrealized losses on loans held for sale	—	(995)
Distributable Earnings (Loss)	$(8,274)	$(44,641)

Net income (loss) attributable to common stockholders	$(0.20)	$(0.64)
Stock-based compensation	0.02	0.09
Incentive fees to affiliate	—	—
Depreciation and amortization of real estate owned	0.04	0.09
Provision for (reversal of) current expected credit losses, net	(0.02)	(0.33)
Change in unrealized losses on loans held for sale	—	(0.02)
Basic Distributable Earnings (Loss) per common share	$(0.15)	$(0.82)

Net income (loss) attributable to common stockholders	$(0.20)	$(0.64)
Stock-based compensation	0.02	0.09
Incentive fees to affiliate	—	—
Depreciation and amortization of real estate owned	0.04	0.09
Provision for (reversal of) current expected credit losses, net	(0.02)	(0.33)
Change in unrealized losses on loans held for sale	—	(0.02)
Diluted Distributable Earnings (Loss) per common share	$(0.15)	$(0.82)